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                                                                      EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

The following are wholly owned subsidiaries of the Registrant:


        Subsidiary                      Jurisdiction
        ----------                      ------------
    Health Valley Company               Delaware (State of Incorporation)
                                        California
                                        Florida
                                        Georgia
                                        Illinois
                                        Minnesota
                                        New York
                                        Oregon
                                        Pennsylvania

    Health Valley Foods, Inc.           California (State of Incorporation)